UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	20-2533768 (I.R.S. Employer Identification No.)

P.O. Box 110526

4101 Research Commons

79 T.W. Alexander Drive

Research Triangle Park, North Carolina 27709

(919) 316-6300

(Address, Including Zip Code, of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-144941

Securities to be registered pursuant to Section 12(g) of the Act:  None

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A is being filed by the registrant for the purpose of amending the cover page and Item 2 of the original Form 8-A filed by the registrant with the Securities and Exchange Commission on September 28, 2009 to indicate the name of the exchange on which the registrant’s common stock is to be listed is “The NASDAQ Stock Market LLC.”

Item 1.  Description of Registrant’s Securities to be Registered.

The class of capital stock to be registered is designated as Common Stock, par value $0.01 per share.   For a description of the Common Stock, reference is made to the information set forth under the heading “Description of Capital Stock” in the prospectus included in the registrant’s Registration Statement on Form S-1 (File No. 333-144941), originally filed with the Securities and Exchange Commission on July 27, 2007, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.  Exhibits.

Under the Instructions relating to Form 8-A exhibits, no exhibits are required to be filed because no other securities of the Registrant are being registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

Dated: September 29, 2009	By:	/s/ Lawrence D. Stern
Its: Chief Executive Officer